Exhibit 99.2

Adtalem Begins Exploring Strategic Alternatives for Financial Services Segment

Strategic review presents opportunity to unlock significant shareholder value

CHICAGO--(BUSINESS WIRE)--August 4, 2021--Consistent with its long-standing commitment to delivering long-term shareholder value, Adtalem Global Education (NYSE: ATGE), a leading workforce solutions provider, today announced that it is exploring strategic alternatives for its Financial Services segment, which includes ACAMS (Association of Certified Anti-Money Laundering Specialists), Becker Professional Education and OnCourse Learning.

“The exploration of strategic alternatives for our Financial Services segment is a natural progression of our workforce solutions strategy and ongoing efforts to optimize our portfolio with a focus on healthcare education,” said Lisa Wardell, chairman and CEO of Adtalem. “Our Financial Services segment is a compelling collection of businesses with global scale and strong momentum, achieved through the hard work and dedication of our team.”

Adtalem’s Financial Services segment consists of a highly attractive set of businesses with commanding market share positions in the $5.2 trillion financial services industry, a large and growing market that requires mandatory licensure and recertification of its professionals. The brands within Adtalem’s Financial Services portfolio are the leaders in their respective markets, and together comprise a premium and verticalized platform in an industry with strong macro and industry tailwinds as regulatory and compliance requirements within the financial services industry continue to create demand for the unique education and training solutions these businesses offer.

The segment includes ACAMS – which remains the industry leader in the growing anti-financial crimes marketplace; Becker Professional Education – widely recognized as the “gold-standard” in CPA preparation with significant growth in complimentary CMA and CPE offerings; and OnCourse Learning – the premier training platform in the highly fragmented mortgage and banking industries.

No timetable has been established for the completion of the strategic review, and the company does not intend to disclose further developments with respect to its strategic review process, unless and until its board approves specific actions, or otherwise concludes the strategic review.

Adtalem has retained Morgan Stanley & Co. LLC as its financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP as its legal counsel to assist in the strategic review.

About Adtalem Global Education

Adtalem Global Education (NYSE: ATGE), a leading workforce solutions provider, partners with organizations in the healthcare and financial services industries to solve critical workforce talent needs by expanding access to education, certifications and upskilling programs at scale. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to the global community. Adtalem is the parent organization of ACAMS, American University of the Caribbean School of Medicine, Becker Professional Education, Chamberlain University, EduPristine, OnCourse Learning, Ross University School of Medicine and Ross University School of Veterinary Medicine. Adtalem has more than 6,500 employees, a network of more than 116,000 alumni and serves over 82,000 members across 200 countries and territories. Adtalem was named one of America’s Most Responsible Companies 2021 by Newsweek and one of America’s Best Employers for Diversity 2021 by Forbes. Follow Adtalem on Twitter (@adtalemglobal), LinkedIn or visit adtalem.com for more information.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impact of the novel coronavirus (“COVID-19”) pandemic, the efficacy and distribution of the vaccines, and the pending Walden University acquisition. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

Contacts

Investor Contact
John Kristoff
John.Kristoff@adtalem.com
(312)-651-1437

Media Contact
Kelly Finelli
Kelly.Finelli@adtalem.com
872-270-0230